EXHIBIT 10.1



                                                                  EXECUTION COPY


                                MERGER AGREEMENT

         MERGER AGREEMENT ("Agreement"), dated November 14, 2005, by and among GALES INDUSTRIES INCORPORATED, a Delaware corporation (the "COMPANY"), GALES INDUSTRIES MERGER SUB, INC., a Delaware corporation ("MERGER SUB" and, following the Merger, sometimes referred to herein as the "SURVIVING CORPORATION"), ASHLIN DEVELOPMENT CORPORATION, a Florida corporation (the "ISSUER"), and those stockholders of the Company who have executed this Agreement (collectively, the "STOCKHOLDERS").

                                   WITNESSETH:

         WHEREAS, the Stockholders own a majority of the issued and outstanding capital stock of the Company and the Issuer owns all of the issued and outstanding capital stock of Merger Sub;

         WHEREAS, the respective Boards of Directors of the Issuer, Merger Sub and the Company and the Stockholders have concluded that it is to their mutual advantage and benefit to effect a reorganization whereby the Company will be merged into Merger Sub in accordance with the Delaware General Corporation Law on the terms and conditions as set forth in this Agreement; and

         WHEREAS, the Company intends to complete the Financing and the Closing Transactions contemporaneously with the closing of the Merger.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound hereby, agree as follows:

ARTICLE I

                                   DEFINITIONS

         1.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

             "Affiliate" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

             "Agreement" shall mean this Merger Agreement, all Exhibits and Schedules hereto.

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             "AIM" shall mean Air Industries Machining, Corp., a New York corporation.

             "Books and Records" shall mean (a) all records and lists pertaining to the business, customers, suppliers or personnel of the Company, (b) all product, business and marketing plans of the Company and (c) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by the Company.

             "Closing Date" shall mean as soon as possible after satisfaction of the conditions set forth in Articles VIII and IX but not later than the 60th day following the execution and delivery of this Agreement, or such other date as the Company, the Stockholders and the Issuer shall mutually agree in writing.

             "Closing Transactions" shall mean the Acquisition (as defined in the PPM) and the Real Estate Acquisition (as defined in the PPM).

             "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

             "Constituent Corporations" shall mean the Company and Merger Sub.

             "Contract" shall mean any agreement, contract, lease, note, loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which the Company or the Issuer, as the context may require, is a party or by which it is bound, whether oral or written.

             "Delaware GCL" shall mean the General Corporation Law of the State of Delaware.

             "Florida BCA" shall mean the Business Corporation Act of the State of Florida.

             "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

             "Financing" shall mean the completion of the Minimum Offering (as defined in the PPM).

             "Issuer Common Stock" shall mean the Issuer's common stock, $.001 par value, as authorized on the date of this Agreement and any other securities into which or for which such common stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

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             "Issuer Preferred Stock" shall mean the Issuer's Series A
Convertible Preferred Stock, $.001 par value, as authorized on the date of this Agreement or to be authorized as of the Closing Date.

             "Issuer Shares" shall mean the total number of shares of Issuer Common Stock and Issuer Preferred Stock to be issued and delivered to the stockholders of the Company pursuant to Sections 3.1 and 4.1.

             "Merger" shall mean the merger of the Company with and into Merger Sub in accordance with the Delaware GCL and on the terms and conditions set forth in this Agreement.

             "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the present or anticipated conduct of, or relating to the operation of, the Company's business.

             "Person" shall mean any natural person, corporation, limited liability company, partnership, firm, joint venture, joint-stock company, trust, association, governmental authority, unincorporated entity or organization of any kind.

             "PPM" shall mean the Company's Confidential Private Placement Memorandum as of the date of this Agreement (and all exhibits and supplements thereto up to the date hereof) relating to the sale of units of the Company's convertible preferred stock, a copy of which PPM has been delivered to the Issuer.

             "Reverse Split" shall mean a combination of the Issuer's Common Stock, effected through an amendment to the Issuer's Articles of Incorporation, which results in total outstanding shares of the Issuer's Common Stock (including shares underlying any outstanding options or other derivative securities) of no more than 3,768,000 and total authorized Issuer Common Stock of 120,000,000 shares.

             "Subsidiaries" shall mean all corporations, partnerships, joint ventures or other entities in which the specified party either owns capital stock or is a partner or is in some other manner affiliated through an investment or participation in the equity of such entity.

             "Surviving Corporation" is defined in the preamble of this Agreement.

             "Tax" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including without limitation, income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation, interest, penalties and additions in connection therewith.

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                                   ARTICLE II

                                     MERGER

         2.1 Merger. At the Effective Time (as defined in Section 2.3), in accordance with the provisions of this Agreement and the Delaware GCL, the Company shall be merged with and into Merger Sub, the separate existence of the Company shall cease, and Merger Sub shall be the surviving corporation and shall continue its corporate existence.

         2.2 Effect of Merger. Except as herein specifically set forth, at the Effective Time, the identity, existence, corporate organization, purposes, powers, objects, franchises, privileges, rights and immunities of Surviving Corporation shall continue in effect and be unimpaired by the Merger and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of the Company and shall be subject to all the debts and liabilities of the Company in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired by the Merger.

         2.3 Effective Time of Merger. The Merger shall not become effective until, and shall become effective immediately upon, the filing of a certificate of merger (the "CERTIFICATE OF MERGER"), as required by Section 251 of the Delaware GCL, which filing shall be made as soon as practicable after all other conditions to the consummation of the Merger have been satisfied. The time at which the Merger becomes effective is sometimes herein referred to as the "EFFECTIVE TIME."

         2.4 Certificate of Incorporation and By-Laws. At the Effective Time, the Certificate of Incorporation and the By-Laws, as currently constituted, of Merger Sub shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until the same shall be amended and changed.

         2.5 Directors. At the Effective Time, Peter Rettaliata or his designee shall be the sole director of the Surviving Corporation. Subject to the By-Laws of the Surviving Corporation and the Delaware GCL, the sole director shall serve until his successor is elected or appointed and qualified or until his earlier death, resignation or removal. In addition, as of the Effective Time, the Issuer shall cause the following individuals, unless they notify the Issuer otherwise, to be elected to the Board of Directors of the Issuer: Michael A. Gales, Louis
A. Giusto, Peter Rettaliata, Dario Peragallo, Stephen Nagler, Seymour G. Siegel, Rounsvelle W. Schaum, Ira A. Hunt, Jr. and James A. Brown.

         2.6 Taking of Necessary Action. The Company, Stockholders, Issuer and Merger Sub shall take all such lawful action as may be necessary or appropriate in order to effectuate the transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the former officers and directors of such corporations shall take all such lawful and necessary action.

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                                  ARTICLE III

                              CONVERSION OF SHARES



         3.1 The manner and basis of converting the outstanding shares of each of the Constituent Corporations, and the effect of the Merger on the capital structure of the Issuer and the Merger Sub, will be as follows:

             a) The Company's Currently Outstanding Common Stock. All of the shares of the Company's Common Stock, $.0001 par value per share (the "Company Common Stock"), outstanding as of the date hereof and held by the stockholders of the Company as of the date hereof (as set forth on SCHEDULE I-A hereto), shall be extinguished and cancelled and automatically converted, by virtue of the Merger and without any action on the part of such stockholders, into newly-issued shares of Issuer Common Stock, in the amounts set forth on SCHEDULE I-A, and the Issuer hereby agrees to issue such shares as of the Closing Date to such stockholders of the Company.

             b) Common Stock of the Company To Be Outstanding. All other shares of Company Common Stock to be or deemed to be outstanding as of the initial closing of the Financing (as set forth on SCHEDULE I-B hereto), shall be extinguished and cancelled and automatically converted, by virtue of the Merger and without any action on the part of the holders of such shares, into newly-issued shares of Issuer Common Stock, in the amounts set forth on SCHEDULE I-B, and the Issuer hereby agrees to issue as of the Closing Date shares of Issuer Common Stock in such amounts in accordance with instructions from the Company.

             c) Preferred Stock of the Company To Be Outstanding As of Closing Date. All shares of the Company's Series A Convertible Preferred Stock to be (or deemed to be) outstanding as of the Closing Date (as set forth on SCHEDULE I-C hereto), shall be extinguished and cancelled and automatically converted, by virtue of the Merger and without any action on the part of the holders of such shares, on a one-for-one basis into newly-issued shares of Issuer Preferred Stock; and the Issuer hereby agrees that (i) it will authorize, create and designate, prior to the Closing Date, 1,000 shares of its Series A Convertible Preferred Stock which shall have terms, rights and preferences which are the same as the terms, rights and preferences of the Company's Series A Convertible Preferred Stock (which terms, rights and preferences are set forth in Exhibit A to the PPM), and (ii) the Issuer will issue as of the Closing Date shares of Issuer Preferred Stock in such amounts in accordance with instructions from the Company.

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             d) Preferred Stock To Be Outstanding After the Closing Date. All
shares of Series A Convertible Preferred Stock to be (or deemed to be) issued in connection with the Financing after the Closing Date (as contemplated by the PPM), shall automatically, without any action on the part of the holders of such shares, be converted into (or be issued as) newly-issued shares of Issuer Preferred Stock on the same terms as described in SCHEDULE I-C and subparagraph c, above.

             e) Derivative or Convertible Securities of the Company. By virtue of the Merger, each option and warrant to purchase shares of Company Common Stock, and each convertible security (including the Company's Series A Convertible Preferred Stock) which is convertible into shares of Company Common Stock (all of which are set forth in SCHEDULE I-C), shall, in accordance with the terms of such option, warrant or convertible security, become an option, warrant or convertible security exercisable or convertible into shares of the Issuer Common Stock at the same exercise or conversion price.

             f) Capital Stock of the Issuer. The completion of the Merger will not affect or change the number of shares of the Issuer's capital stock authorized in the Issuer's Certificate of Incorporation and, except pursuant to the Reverse Split or as otherwise provided in this Agreement, will not affect or change the shares of Issuer Common Stock which are outstanding as of the date of this Agreement; provided, however, that the Issuer shall not issue any additional shares of its capital stock, or rights to purchase its capital stock, prior to the Merger, the maximum number of shares of Common Stock which the Issuer will have outstanding immediately prior to the Merger after giving effect to the Reverse Split (and not taking into account the additional shares which will result from rounding up to the nearest whole the fractional shares which will result from the Reverse Split) will be 3,723,980 shares, the Issuer will have, immediately prior to the Merger, no options, warrants or other rights to purchase its capital stock other than stock options to purchase 44,020 shares of Issuer Common Stock after giving effect to the Reverse Split, and, except as provided in this Agreement, the Issuer will have no other class of capital stock outstanding immediately prior to the Merger.

             g) Capital Stock of Merger Sub. The completion of the Merger will not change the number of shares of the Merger Sub's capital stock authorized or outstanding and the Merger Sub will remain a wholly-owned subsidiary of the Issuer.


                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         4.1 Representations and Warranties of the Stockholders. The Stockholders severally (and not jointly) represent and warrant to Issuer and Merger Sub as follows:

             a) Title to Shares; Residency. Immediately prior to the Effective Time, each of the Stockholders of the Company will be the record and beneficial owner, with good and marketable title thereto free and clear of all


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Encumbrances, of the respective number of shares of Company Common Stock set forth opposite the name of such Stockholder in SCHEDULE I-A hereto. The correct State of residence of each such Stockholder is set forth in SCHEDULE I-A.

             b) Authority. The Stockholders have full power, right and authority to enter into this Agreement, to perform his obligations hereunder, and to consummate the transactions contemplated hereby to be consummated by him. The Stockholders own a majority of the voting shares of the Company outstanding as of the date of this Agreement.

             c) The Stockholders hereby approve and consent to the consummation of the transactions contemplated herein and will reflect such consent by executing any and all documentation reasonably requested by the Merger Sub or Issuer, or the Company.

             d) Investment Intent. Each of the Stockholders will acquire the Issuer Shares for his own account for investment and not with a view to distribution or resale of any of the Issuer Shares. Each Stockholder is an Accredited Investor as that Term is defined in Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT").

         4.2 Legend. The certificate representing the Issuer Shares to be issued to the stockholder of the Company hereunder shall bear the following legend:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE LAWS. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS REGISTERED UNDER SUCH ACT AND APPLICABLE STATE LAWS OR EXEMPT FROM SUCH REGISTRATION IN THE OPINION OF COUNSEL TO THE ISSUER."

         4.3 As of the Closing Date, the Issuer shall issue in the name of each stockholder of the Company a certificate registered in the name of such stockholder representing the number of the Issuer Shares to which such stockholder is entitled, pursuant to Section 3.1. All stock certificates representing the Issuer Shares issued in connection with the Merger shall be delivered to Michael Gales, or at his direction, for distribution to appropriate parties.


                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Merger Sub and the Issuer as follows (provided, however, that the representations relating to AIM contained in Section 5.5 to 5.15 are hereby qualified as being to the best of the Company's knowledge):

         5.1 Authorization. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by the Company's Board of Directors and shareholders. The Company has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly

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executed and delivered by, and is the valid and binding obligation of, the
Company, enforceable against the Company in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights or remedies and by general principles of equity (whether such enforcement is considered in a proceeding at law or in equity).

         5.2 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own and lease its properties and assets and to carry on its business as now being conducted. The Company is duly qualified to do business as a foreign corporation in each jurisdiction where it conducts business except where the failure to be so qualified would not have a material adverse effect on the Company. The copies of the Company's Certificate of Incorporation and By-Laws heretofore delivered by the Company to Merger Sub are true and correct.

         5.3 No Conflicts. The execution, delivery and performance of this Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, will not (i) conflict with or result in violation of any provision of the Company's Certificate of Incorporation or By-laws, respectively, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or assets of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the Company).

         5.4 Financing. The Financing is an offering to "accredited investors" only and is exempt from registration under Regulation D promulgated under the Securities Act of 1933, as amended.

         5.5 PPM. All information contained in the PPM is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

         5.6 Financial Statements. The financial statements of AIM for the fiscal year ended December 31, 2004 and the interim period commencing January 1, 2005 and ending June 30, 2005, included in the PPM have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the financial position of AIM as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the PPM, AIM has no liabilities, contingent or otherwise, other than (i) non-material liabilities incurred in the ordinary course of business subsequent to June 30, 2005, and (ii) obligations under contracts and

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commitments incurred in the ordinary course of business and not required, under generally accepted accounting principles, to be reflected in such balance sheet, which, individually or in the aggregate, are not material to the financial condition or operating results of AIM.

         5.7 Absence of Certain Changes. Other than as described in the PPM, since June 30, 2005, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition or results of operations of AIM and the Company, except that the Company has incurred expenses in connection with the transactions contemplated in the PPM.

         5.8 Absence of Litigation. Except as disclosed in the PPM, there is no material action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or threatened against or affecting AIM or the Company, or their officers or directors in their capacity as such. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding materially unfavorable to AIM or the Company.

         5.9 Tax Status. Except as disclosed in the PPM, each of AIM and the Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (and has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes relating to periods for which such tax returns are not yet due) and has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as disclosed in the PPM, there are no unpaid taxes in any amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. Except as disclosed in the PPM, neither the Company nor AIM has executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax and none of AIM's and the Company's tax returns is presently being audited by any taxing authority.

         5.10 Certain Transactions. Except as disclosed in the PPM, none of the officers, directors, or employees of AIM or the Company is presently a party to any transaction with AIM or the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or employee or any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         5.11 Disclosure. Except as disclosed in the PPM, all information relating to or concerning the Company and AIM set forth in this Agreement and provided to the Issuer in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

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         5.12 Permits; Compliance. Except as disclosed in the PPM, AIM is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "AIM PERMITS"), and there is no action pending or threatened, regarding suspension or cancellation of any of the AIM Permits. AIM is not in conflict with, or in default or violation of, any of the AIM Permits except as may be disclosed in the PPM. AIM has not received any notification with respect to possible conflicts, defaults or violations of applicable laws except as may be disclosed in the PPM.

         5.13 Environmental Matters. Except as disclosed in the PPM, there are no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability to AIM or any liability to AIM under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither AIM nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or threatened in connection with any of the foregoing. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

         5.14 Title to Property. Except as disclosed in the PPM, AIM has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of AIM, in each case free and clear of all liens, Encumbrances and defects. Except as disclosed in the PPM, any real property and facilities held under lease by AIM is held under valid, subsisting and enforceable leases. Except as disclosed in the PPM, AIM owns its internet domain names absolutely and unconditionally, free and clear of all liens, encumbrances and claims of any other party of any type whatsoever.

         5.15 Internal Accounting Controls. Commencing as of the Closing Date, AIM will be prepared to promptly implement a system of internal accounting controls sufficient to comply with the Sarbanes - Oxley Act of 2002.

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                                   ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF ISSUER AND MERGER SUB

         Merger Sub and the Issuer jointly and severally represent and warrant to the Company as follows:

         6.1 Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by the requisite Boards of Directors of Merger Sub and the Issuer. Merger Sub and the Issuer have all necessary corporate power and authority to enter into this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The Issuer, as the sole stockholder of Merger Sub, has duly adopted this Agreement as required by the Florida BCA. The approval of the Issuer's stockholders is not required under Florida law in order for the Issuer to enter into this Agreement and to perform all of its obligations hereunder. This Agreement has been duly executed and delivered by, and is the valid and binding obligation of, Merger Sub and the Issuer enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights or remedies and by general principles of equity (whether such enforcement is considered in a proceeding at law or in equity). Other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the amendment of the Issuer's Articles of Incorporation to effect the Reverse Split and the designation of the Issuer's Preferred Stock, no consent or authorization of any third party is required to be obtained, and no filing with any government body is required to be made, in order to consummation the transactions contemplated by this Agreement.

         6.2 Organization. Each of Merger Sub and the Issuer is a corporation duly organized, validly existing and in good standing under the laws of their respective states of organization, has the corporate power and authority to own or lease its properties and assets and to carry on its business as now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where the failure to so qualify would have a material adverse effect on it. The copies of the Certificate of Incorporation and By-Laws of Merger Sub and the Issuer heretofore delivered to the Company are true and correct.

         6.3 Capitalization. As of the date hereof, the authorized capital stock of the Issuer consists of 150,000,000 shares of Common Stock, $.001 par value per share, of which 4,652,813 shares are issued and outstanding as of the date of this Agreement, and 10,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are outstanding as of the date of this Agreement; provided, however, that the Issuer will designate prior to the Closing Date 1,000 shares of its Preferred Stock as Series A Convertible Preferred Stock and Issuer Preferred Stock will be issued in accordance with Article III. As of the date of this Agreement, there are outstanding options to purchase an aggregate of 55,000 shares of Issuer Common Stock. Except for such options, immediately prior to the Closing Date, there will be outstanding no options, warrants, convertible securities, or other rights to subscribe for, to purchase, or contracts or other obligations to issue or grant any rights to acquire, any

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equity securities of the Issuer, or to restructure or recapitalize the Issuer.
There are no outstanding contracts of the Issuer to repurchase, redeem or otherwise acquire any equity securities of the Issuer. All outstanding equity securities of the Issuer are duly authorized, validly issued, fully paid and non-assessable, were issued in conformity with applicable securities laws and are not subject to any preemptive rights. Except for the Merger Sub, the Issuer has no Subsidiaries. Issuer shall not issue any additional shares of capital stock prior to the Merger. Giving effect to the Reverse Split and not taking into account the additional shares which will result from rounding up to the nearest whole the fractional shares which will result from the Reverse Split, the maximum number of shares of Common Stock which the Issuer will have outstanding immediately prior to the Merger (including stock options to purchase 44,020 shares) will be 3,768,000 shares and the Issuer will have no other class of capital stock outstanding immediately prior to the Merger.

         6.4 No Conflict or Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Merger Sub and Issuer with any of the provisions hereof, will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or By-laws of Merger Sub or Issuer, (b) a breach of, or a default under, any term or provision of any Contract, Encumbrance, or Permit, to which Merger Sub or Issuer is a party or by which its assets are bound, or (c) a violation by Merger Sub or Issuer of any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award.

         6.5 No Brokers. Neither Merger Sub nor Issuer or any of their officers, directors, employees, shareholders or affiliates has employed or made any Contract with any Person which obligates the Company or the Stockholders or any of their respective affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

         6.6 Status of Issuer Shares. The Issuer Shares issued and delivered pursuant to Article III, upon their issuance and delivery, will be duly authorized and validly issued, fully paid and non-assessable and will have been issued in conformity with all applicable laws.

         6.7 Control; Plans and Intentions; Etc.

             a) The Issuer has been the sole stockholder and controlling party of the Merger Sub since the formation of the Merger Sub and the Issuer will be the sole stockholder and controlling party of the Merger Sub immediately prior to and as of the time of the Merger.

             b) Following the Merger, the Surviving Corporation has no plan or intention to issue additional shares of its stock or to take any action that would result in the Issuer's losing control of the Surviving Corporation.

             c) The Issuer has no plan or intention to reacquire any of its stock to be issued in the Merger.

             d) The Issuer has no present plan or intention to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation (other than the Company pursuant to the Merger); to sell or otherwise dispose of the stock of the Surviving Corporation; or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from the Company, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving Corporation.

             e) Neither the Issuer nor Merger Sub is an investment company, as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         6.8 Public Filings. All information contained in the Issuer's filings with the Securities and Exchange Commission (the "SEC Filings") is true and correct in all material respects and the Issuer has not omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

         6.9 Financial Statements. The financial statements of the Issuer for the fiscal year ended December 31, 2004 and the interim period commencing January 1, 2005 and ending June 30, 2005, included in the SEC Filings (the "FINANCIAL STATEMENTS") have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Issuer as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the SEC Filings, the Issuer has no liabilities, contingent or otherwise, other than (i) non-material liabilities incurred in the ordinary course of business subsequent to June 30, 2005, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required, under generally accepted accounting principles, to be reflected in such balance sheet, which, individually or in the aggregate, are not material to the financial condition or operating results of the Issuer.

         6.10 Absence of Certain Changes. Since June 30, 2005, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Issuer or the Merger Sub.

         6.11 Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or threatened against or affecting the Merger Sub, the Issuer, or its officers or directors in their capacity as such. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding unfavorable to the Issuer or the Merger Sub.

         6.12 No Materially Adverse Contracts, Etc. SCHEDULE 6.12 lists each material contract to which the Issuer or the Merger Sub is a party, stating the amounts of each contract, and the Issuer and the Merger Sub are not parties to any other contract. The Issuer and the Merger Sub are not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the future could have a material adverse effect on either of them. The Issuer and the Merger Sub have no employment or other contracts with any employee or consultant.

         6.13 Tax Status. The Issuer has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (and has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes relating to periods for which such tax returns are not yet due) and has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Issuer know of no basis for any such claim. The Issuer has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Issuer's tax returns is presently being audited by any taxing authority.

         6.14 Certain Transactions. None of the officers, directors, or employees of the Issuer is presently a party to any transaction with the Issuer (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or employee or any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         6.15 Disclosure. All information relating to or concerning the Issuer and the Merger Sub set forth in this Agreement and provided to the Company and the Stockholders in connection with the transactions contemplated hereby is true and correct in all material respects and the Issuer and the Merger Sub have not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

         6.16 Permits; Compliance. The Issuer is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "ISSUER PERMITS"), and there is no action pending or threatened, regarding suspension or cancellation of any of the Issuer Permits. The Issuer is not in conflict with, or in default or violation of, any of the Issuer Permits. The Issuer has not received any notification with respect to possible conflicts, defaults or violations of applicable laws.

         6.17 Environmental Matters. There are no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability to the Issuer or any liability to the Issuer under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Issuer nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or threatened in connection with any of the foregoing.

         6.18 Title to Property. The Issuer has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Issuer, in each case free and clear of all liens, Encumbrances and defects. Any real property and facilities held under lease by the Issuer is held under valid, subsisting and enforceable leases. The Issuer owns its internet domain names absolutely and unconditionally, free and clear of all liens, encumbrances and claims of any other party of any type whatsoever.

         6.19 Internal Accounting Controls. The Issuer maintains a system of internal accounting controls sufficient, in the judgment of the Issuer's Board of Directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         6.20 Personnel. SCHEDULE 6.20 lists the personnel employed by the Issuer on the date hereof, and their annual compensation for services rendered to the Issuer.

         6.21 Employee Benefit Plans. The Issuer does not now contribute to, or participate in, and have not in the past had, or otherwise contributed to, any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended.

         6.22 PPM. The Issuer has received a copy of the PPM.

         6.23 Shareholders. As of December 2004, the Issuer had no fewer than 250 shareholders.

         6.24 Listing. The Issuer's common stock is quoted on the OTC Bulletin Board and the Issuer has no knowledge of any action to remove such common stock from the OTC Bulletin Board. The Issuer is current in making all required filings under the Securities Exchange Act of 1934.


                                  ARTICLE VII

                                    COVENANTS

         Each of the Company, Stockholders, Issuer and Merger Sub covenant and agree:

         7.1 Notification. The Company or the Stockholders shall give prompt notice to Issuer and Merger Sub and Issuer or Merger Sub shall give prompt notice to the Company and the Stockholders of (a) the occurrence, or failure to occur, of any event that becomes known to them which would be likely to cause any of their respective representations or warranties contained in this Agreement or in any Exhibit or Schedule, to be untrue or inaccurate in any material respect and (b) any material failure that becomes known to them of the party required to give such notice or its representatives to comply with or satisfy any covenant, conditions or agreement to be complied with or satisfied by it under this Agreement or any Exhibit or Schedule; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition.

         7.2 Prohibited Actions. From and after the execution and delivery of this Agreement and until the Effective Time, each of the Issuer and the Company will not, without other party's written consent (except as otherwise provided for or contemplated in the PPM or this Agreement):

             a) amend its Certificate of Incorporation or By-Laws, except in connection with the Reverse Split and the designation of the Issuer Preferred Stock;

             b) issue any stock options, warrants or other rights calling for or permitting the issue, transfer, sale or delivery of its capital stock;

             c) pay or declare any cash dividend or other dividend or distribution with respect to its capital stock;

             d) issue, transfer, sell or deliver any shares of its capital stock (or securities exercisable or exchangeable for or convertible into with or without additional consideration, such capital stock);

             e) redeem, purchase or otherwise acquire for any consideration any outstanding shares of its capital stock or securities carrying the right to acquire, or convertible into or exchangeable, with or without additional consideration for, such stock;

             f) merge or consolidate with any corporation;

             g) borrow money from any party or pledge assets for any purpose;

             h) sell, lease, trade, exchange or otherwise dispose of any capital assets;

             i) authorize, incur or commit to any single obligation in excess of $15,000, other than the purchase of inventory in the ordinary course of business;

             j) authorize, incur or commit to capital expenditures exceeding $10,000 in the aggregate in any fiscal quarter;

             k) increase the compensation, whether salary, bonus, fee, fringe benefit or other, payable by it to any of its officers or directors;

             l) effect any sale, lease, transfer, pledge or disposition of assets outside of the ordinary course of business;

             m) liquidate, dissolve or terminate its corporate existence;

             n) enter into any Contract (including, without limitation, any purchase or supply agreement, lease, or employment agreement) outside the ordinary course of business;

             o) enter into any employment or consulting contract;

             p) adopt (i) any bonus or employee benefit plan or program, or (ii) any amendment to or change in any such plan or program;

             q) make any investment in, advance to, loan to, or guarantee of any debt or other obligation of any Person, except advances in the ordinary course of business for travel and entertainment, such advances not to exceed $15,000 per fiscal quarter;

             r) make any material change in the method of accounting except as may be required by generally accepted accounting principles;

             s) take any significant action relating its financial statements or to tax returns;

             t) discontinue any substantial part of its business;

             u) make any material changes in its business;

             v) institute, settle or concede to any lawsuits or claims involving over $25,000 in the aggregate or which could have a material adverse effect on it; or

             w) engage in any other transaction not in the ordinary course of business; or

             x) enter into any Contract with respect to any of the foregoing.

         7.3 Consents. The Company, Merger Sub and Issuer shall use their respective best efforts to obtain any consent, agreement, authorization or exemption required to be obtained by them, respectively, in connection with the consummation of the transactions contemplated by this Agreement.

         7.4 Governmental Filings. The Company, Merger Sub and Issuer shall cooperate with each other in filing any necessary applications, reports or other documents with any federal, state or other authorities having jurisdiction with respect to the Merger and in seeking necessary consultation with and prompt favorable action by any such agencies, authorities or bodies; provided, however, that the Issuer will be solely responsible for filings, if any, required to be made with federal agencies under the Hart Scott Rodino Antitrust Improvements Act.

         7.5 Publicity. The Company, Merger Sub and Issuer will consult with each other before making any public announcements with respect to the Merger or the transactions contemplated hereby, and any public announcements shall be made only at such time and in such manner as the Company, Merger Sub and Issuer shall mutually agree.

         7.6 Right to Investigate. Each of the Company and Issuer shall afford to the officers and authorized representatives of the other (and the Issuer shall afford to the Stockholders) full access, during normal business hours and upon reasonable prior notice, to their facilities and Books and Records in order that the Company and Issuer may have full opportunity to make such investigations as they shall desire of the affairs of the other, and the officers of each of the Company and Issuer (and the Stockholders) shall furnish the other with such additional financial and operating data and other information as to its assets, property and business as the other shall from time to time reasonably request. Prior to the Effective Time or at all times if the Merger shall be terminated, the Company, the Stockholders and Issuer shall, except as may be otherwise required by applicable law, hold confidential all information obtained, including without limitation, pursuant to this Section 7.6 with respect to the other and, if the Merger shall be terminated as provided in this Agreement, shall return to the other all of such information requested as shall be in documentary form and shall destroy all electronic versions of such information. The representations, warranties and agreements of each of the parties shall be effective regardless of any investigation that any party has undertaken or failed to undertake.

         7.7 Following the Merger, the Surviving Corporation will continue the historic business of the Company and/or use at least a significant portion of the Company's historic business assets in a business.


                                  ARTICLE VII A

         The Issuer and Merger Sub covenant and agree as follows:

         7A.1 Assistance with 8-K Filing. The Issuer will provide the Company with all necessary information and reasonable assistance in order for the Company to prepare, on behalf of the Issuer, a Form 8-K relating to the Merger and the transactions relating thereto, to be filed by the Company with the Securities and Exchange Commission promptly after completion of the Merger.


         7A.2 As of the Closing Date, the Issuer will have a negative net worth of no more than $105,000.

ARTICLE VIII

                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

         The obligations of the Company to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Company;

         8.1 Representations, Warranties and Covenants. All representations and warranties of Issuer and Merger Sub contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof; and the Issuer and Merger Sub shall have performed and satisfied all material agreements and covenants required hereby to be performed by it on or prior to the Closing Date.

         8.2 Consents. All Permits and waivers necessary to the consummation of the transactions contemplated hereby, including all required third party consents (to the extent not waived) shall have been obtained.

         8.3 No Proceedings, Litigation or Laws. No Action by any Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to materially affect the right or ability of the Surviving Corporation to own its assets and the assets of the Company and conduct the Company's business after the Closing. There shall not be any statute, rule or regulation that makes the Merger illegal or otherwise prohibited.

         8.4 Certificates. Issuer and Merger Sub shall furnish the Company with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by the Company (including with respect to the adoption of resolutions by the Board of Directors and Issuer as the sole stockholder of Merger Sub).

         8.5 Financing and Closing Transactions. The Financing and the Closing Transactions and the New Loan Facility (as defined in the PPM) shall have been completed or will be completed contemporaneously with the Merger.

         8.6 Capital Structure. The Issuer will have authorized, created and designated, prior to the Closing Date, 1,000 shares of its Series A Convertible Preferred Stock which shall have terms, rights and preferences which are the same as the terms, rights and preferences of the Company's Series A Convertible Preferred Stock (which terms, rights and preferences are set forth in Exhibit A to the PPM).

         8.7 Opinion of Counsel. The Company shall have received an opinion of counsel, in form and substance satisfactory to the Company, from counsel to the Issuer and the Merger Sub as to matters as the Company or its counsel may reasonably request.

         8.8 Resignations. The Company shall have received the resignations of all officers and directors of the Issuer and the Merger Sub as of the Closing Date; provided, however, that James A. Brown will not be required to resign as a member of the Issuer's Board of Directors.

         8.9 Employment Agreement. The Issuer's employment agreement with the Issuer's Chief Executive Officer shall have been terminated and the Issuer's Chief Executive Officer shall have waived all of his rights under such employment agreement.

         8.10 Debt. As of the Closing Date, the Issuer will have a negative net worth of no more than $105,000.

         8.11 Reverse Split. The Issuer shall have completed the Reverse Split.


                                   ARTICLE IX

               CONDITIONS TO ISSUER'S AND MERGER SUB'S OBLIGATIONS

         The obligations of Issuer and Merger Sub to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Issuer or Merger Sub.

         9.1 Representations, Warranties and Covenants. All representations and warranties of the Company and the Stockholders contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent the facts and conditions upon which such representations and warranties are based and expressly required or permitted to be changed by the terms hereof. In addition, the Company and the Stockholders shall have performed and satisfied in all material respects all material agreements and covenants required hereby to be performed by them on or prior to the Closing Date.

         9.2 Consents. All Permits and waivers necessary to the consummation of the transactions contemplated hereby, including all required third party consents (to the extent not waived) shall have been obtained.

         9.3 No Proceedings or Litigation. No action by any Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Issuer and Merger Sub materially if the transactions contemplated hereby are consummated, including, without limitation, any material adverse effect on the right or ability of Issuer to own the Surviving Corporation or for the Surviving Corporation to conduct its business. There shall not be any statute, rule or regulation that makes the Merger illegal or otherwise prohibited.

         9.4 Certificates. The Company shall furnish Issuer and Merger Sub with such certificates of their officers and others to evidence compliance with the conditions set forth in this Article IX as may be reasonably requested by Issuer or Merger Sub (including with respect to the adoption of resolutions by its Board of Directors).

         9.5 8-K Report. The Company shall have furnished the Issuer and the Merger Sub with a draft of a report on Form 8-K which includes pro forma and audited financial statements all in compliance with applicable rules promulgated by the Securities and Exchange Commission and shall deliver to the Issuer reasonable assurances that, following the change in control of the Issuer, such report will be filed in accordance with applicable regulations; and all information in the Form 8-K report to be filed is true in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

         9.6 Opinion of Counsel. The Issuer shall have received an opinion of counsel, in form and substance satisfactory to the Issuer, from counsel to the Company as to matters as the Issuer or its counsel may reasonably request.

         9.7 Closing of Related Transactions. The Financing and the Closing Transactions will be consummated in all material respects contemporaneously with the completion of the Merger as provided for in the PPM.


                                   ARTICLE X

                                     CLOSING

         10.1 Date and Time. The closing (the "CLOSING") of the transactions required to effect the Merger shall occur commencing at 10:00 A.M. on the Closing Date or at such other time and or such other date as the parties agree.

         10.2 Place and Conduct. Representatives of the parties shall convene at such place in New York, New York as the Company may designate, to exchange the certificates, opinions, and other documents contemplated by this Agreement in order to ascertain whether the conditions to the parties' obligations to consummate the Merger have been satisfied or any right or condition exists that would permit this Agreement to be terminated. The parties may extend the time for the performance of any of the obligations or other acts of the parties pursuant to an instrument in writing signed by all parties.


                                   ARTICLE XI

                                  JURISDICTION

         11.1 Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, and expressly waives any and all objections it may have as to venue in any of such courts, in connection with any action, suit or other proceeding, at law or in equity (each, a "PROCEEDING"), either arising out of, in connection with, or relating to this Agreement or the transactions contemplated hereby, and agrees that service an any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided in Section 12.12, addressed to such party at the address to which notices are to be delivered hereunder.

                                  ARTICLE XII
                                  MISCELLANEOUS

         12.1 Termination. This Agreement may be terminated:

             a) By mutual written consent of the parties at any time prior to the Closing;

             b) By Issuer and Merger Sub, at their sole option, if (i) there is a material breach of any material representation or warranty set forth herein or of any material covenant or agreement to be complied with or performed by the Company or the Stockholders pursuant to the terms of this Agreement, (ii) there is a material failure of a condition set forth in Article IX to be satisfied (and such condition is not waived in writing by Issuer and Merger Sub) on or prior to the Closing Date, or (iii) any event occurs or fails to occur which results or would result in the failure of a condition set forth in Article IX to be satisfied on or prior to the Closing Date; provided that Issuer and Merger Sub may not terminate this Agreement pursuant to this clause (b) if the Company and the Stockholders have not had a adequate notice and opportunity to cure such a material breach or failure; or

             c) By the Company and the Stockholders, at their sole option, if
(i) there is a material breach of any material representation or warranty set forth herein or of any material covenant or agreement to be complied with or performed by Issuer or Merger Sub pursuant to the terms of this Agreement, (ii) there is a failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Company) on or prior to the Closing Date, or (iii) any event occurs or fails to occur which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date; provided that the Company and the Stockholders may not terminate this Agreement pursuant to this clause (c) if Issuer and Merger Sub have not had any adequate notice and opportunity to cure such material breach or failure.

         12.2 In the Event of Termination. In the event of termination of this Agreement as permitted by Section 12.1:

             a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

             b) No party hereto shall be deemed to have waived any breach of this Agreement.

         12.3 Entire Agreement: Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto and thereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall waiver constitute a continuing waiver unless otherwise expressly provided.

         12.4 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.5 Expenses. Issuer and Merger Sub shall pay their own, and the Company shall pay its own, and the Stockholders', legal, accounting, out-of-pocket and other expenses incident to this Agreement; provided, however, that the Issuer shall be permitted to have a negative net worth of no more than $105,000.

         12.6 Employment Agreement. James A. Brown, by signing below, hereby agrees that any and all employment agreements, between him and the Issuer shall be deemed to be canceled and terminated as of the Closing Date and, upon such termination, he agrees to waive all of his rights under such agreements. The Issuer hereby agrees that any and all employment agreements between the Issuer and James A. Brown shall be deemed to be canceled and terminated as of the Closing Date.

         12.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

         12.8 Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         12.9 Assignment. None of the parties shall have the authority to assign its or his rights or obligations under this Agreement without the prior written consent of the other parties.

         12.10 Burden and Benefit. This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of, the parties and their respective successors and permitted assigns.

         12.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         12.12 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

   If to the Company or the
   Stockholders:                      Gales Industries Incorporated
                                      333 East 66th Street, 9th Floor
                                      New York, New York 10021
                                      Attention:  Michael A. Gales,
                                      Executive Chairman

   With a copy to:                    Eaton & Van Winkle LLP
                                      3 Park Avenue, 16th Floor
                                      New York, NY 10016
                                      Attn:  Vince McGill, Esq.

   If to Issuer and Merger Sub:
                                      Ashlin Development Corporation
                                      4400 North Federal Highway, Suite 210
                                      Boca Raton, Florida 33431
                                      Attention: James A. Brown

   With a copy to:                    Greenberg Traurig
                                      777 South Flagler Drive, Suite 300 East
                                      West Palm Beach, Florida 33401
                                      Attention: Morris C. Brown, Esq.


or to such other persons or addresses as may be designated in writing by the party to receive such notice.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date and year first above written.

                                               GALES INDUSTRIES INCORPORATED


                                               By:
                                                   ---------------------------
                                               Name:
                                               Title:

                                               GALES INDUSTRIES MERGER SUB, INC.


                                               By: /s/ James A. Brown
                                                   ---------------------------
                                               Name:  James A. Brown
                                               Title:  President

                                               ASHLIN DEVELOPMENT CORPORATION


                                               By: /s/ James A. Brown
                                                   ---------------------------
                                               Name:  James A. Brown
                                               Title: Chief Executive Officer



                                               -------------------------------
                                                      MICHAEL A. GALES

                                               -------------------------------
                                                      LOUIS A. GIUSTO
AGREED AS TO SECTION 12.6:


-----------------------------
JAMES A. BROWN

STATE OF NEW YORK    )
                    ss:
COUNTY OF NEW YORK   )


                  On this ____ day of _____, 2005, before me personally came _________________, to me known who, being duly sworn, deposes and says that he is the _________________ of GALES INDUSTRIES INCORPRATED, the corporation described in and which executed the above instrument, and that he signed his name on behalf of such entity by order of its Board of Directors.


                                                ________________________________
                                                Notary Public

STATE OF FLORIDA     )
                    ss:
COUNTY OF __________ )


                  On this ____ day of _____, 2005, before me personally came _________________, to me known who, being duly sworn, deposes and says that he is the _________________ of GALES INDUSTRIES MERGER SUB, INC., the corporation described in and which executed the above instrument, and that he signed his name on behalf of such entity by order of its Board of Directors.


                                               _________________________________
                                               Notary Public

STATE OF FLORIDA     )
                    ss:
COUNTY OF __________ )


                  On this ____ day of _____, 2005, before me personally came _________________, to me known who, being duly sworn, deposes and says that he is the _________________ of ASHLIN DEVLOPMENT CORPORATION, the corporation described in and which executed the above instrument, and that he signed his name on behalf of such entity by order of its Board of Directors.


                                             ___________________________________
                                             Notary Public

STATE OF NEW YORK    )
                    ss:
COUNTY OF NEW YORK   )


                  On this ___ day of ______, 2005, before me, the undersigned notary public, personally appeared MICHAEL A. GALES, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of whom the individual acted, executed the instrument.

                                                ________________________________
                                                Notary Public
                                                My commission expires on


STATE OF NEW YORK    )
                    ss:
COUNTY OF NEW YORK   )


                  On this ___ day of ______, 2005, before me, the undersigned notary public, personally appeared LOUIS A. GIUSTO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of whom the individual acted, executed the instrument.

                                                ________________________________
                                                Notary Public
                                                My commission expires on

                                  SCHEDULA I-A
                       COMPANY COMMON STOCK OUTSTANDING AS
                          OF THE DATE OF THE AGREEMENT

                                                                          Number of Shares of
                                                                             Company Common         Number of Shares of
                                                                           Stock Owned and to      Issuer Common Stock
              Name                         State of Residence                 be Canceled             to be Issued
---------------------------------- -------------------------------------- --------------------- ----------------------
        Michael A. Gales                                                       4,401,219              4,401,219
                                                 New York

         Louis A. Giusto                         New York                      3,404,538              3,404,538

        Seymour G. Siegal                        New York                       100,000                100,000

      Rounsevelle W. Schaum                      Rhode Island                   100,000                100,000

        Ira A. Hunt, Jr.                         Virginia                       100,000                100,000

        Stephen M. Nagler                        New York                       100,000                100,000

     Eaton & Van Winkle LLP                      New York                       150,000                150,000

    Goldstein & DiGioia LLP                      New York                       100,000                100,000

     Milton H. Barbarosh                         Florida                        250,000                250,000

---------------------------------- -------------------------------------- --------------------- ----------------------

              TOTAL                                                           8,705,757              8,705,757


                                  SCHEDULE I-B
    ADDITIONAL COMPANY COMMON STOCK TO BE OUTSTANDING AS OF THE CLOSING DATE

               Name                   State of Residence         Number of Shares of      Number of Shares of Issuer
                                                             Company Common Stock Owned    Common Stock to be Issued
                                                                 and to be Canceled

----------------------------------- ------------------------ ---------------------------- ----------------------------
         Peter Rettaliata                  New York                    118,423                      118,423

         Dario Peragallo                   New York                    118,423                      118,423

          Luis Peragallo                   New York                    253,214                      253,214

   Atlas Capital Services, LLC             New York                   1,450,000                    1,450,000

----------------------------------- ------------------------ ---------------------------- ----------------------------

              TOTAL                                                   1,940,060                    1,940,060

                                  SCHEDULE I-C

PREFERRED STOCK AND OPTIONS,WARRANTS OR CONVERTIBLE SECURITIES TO BE OUTSTANDING


Name                                    Per Share Exercise      Underlying Number of         Underlying Number of
                                       or Conversion Price    Shares of Company Common      Shares of Issuer Common
                                                                        Stock                        Stock
------------------------------------- ---------------------- ---------------------------- ----------------------------
Placement Agent Warrants                      $0.22               2,954,575 Minimum       2,954,575 Minimum

                                              $0.22               4,090,950 Maximum       4,090,950 Maximum

Company Options                               $0.22                   4,825,000           4,825,000

Bridge Notes                                  $0.22                    409,090            409,090

Bridge Warrants                               $0.22                   1,090,909           1,090,909
Convertible Notes Held by AIM                 $0.40                   1,663,154           1,663,154
Shareholders

Series A Convertible Preferred
Stock From Private Offering
(Financing):

         650 Shares Minimum                   $0.22                  29,545,750           29,545,750
         (At Closing Date):
     900 Shares Maximum                       $0.22                  40,909,500           40,909,500
           (Subsequent to
           Closing Date):
------------------------------------- ---------------------- ---------------------------- ----------------------------

               TOTAL                                             40,488,478 Minimum       40,488,478 Minimum
                                                                 52,988,603 Maximum       52,988,603 Maximum